UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): July 21, 2006

PRA INTERNATIONAL
(Exact name of registrant as specified in its charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	000-51029 (Commission File Number)	54-2040171 (IRS Employer Identification No.)
12120 Sunset Hills Road
Suite 600
Reston, Virginia 20190
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 464-6300
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported, on June 18, 2006, PRA International, a Delaware corporation (“PRA”), PBR Holdings SA, a Luxembourg société anomyme (“Holdings”), Pharma-Bio Research Metaholdings B.V., a Netherlands corporation (“PBR”) and certain other parties (collectively with Holdings, the “Sellers”) entered into a Share and Loan Note Purchase Agreement (the “Agreement”) under which PRA agreed to acquire all of the outstanding shares of PBR for €85 million in cash, assumed debt and approximately 700,000 shares of restricted common stock of PRA.
On July 21, 2006, PRA and the Sellers amended the Agreement to reduce by €375,000 PRA’s aggregate purchase price for PBR to €84.6 million in connection with the termination of PBR’s currently existing contract with a provider of outsourced information technology services and the termination of related indemnification obligations of the Sellers under the Agreement.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On July 21, 2006, PRA consummated the acquisition of PBR for an aggregate purchase price of €84.6 million, comprising cash, assumption of debt and 674,507 shares of PRA restricted common stock.
All of PBR’s institutional and shareholder debt was repaid in connection with the acquisition. PRA funded approximately €24.6 million of the purchase price by drawing approximately $30.0 million under its senior revolving credit facility, the terms of which were previously disclosed on a Current Report on Form 8-K filed on December 29, 2004.
At closing, a portion of the purchase price equal to €8.5 million in cash was paid into an escrow account to be maintained for the purpose of securing certain indemnification obligations of the Sellers and purchase price adjustments. The escrow balance will be reduced to €7.5 million no later than 160 days after closing, €3.0 million on the first anniversary of the closing and €1.5 million on the second anniversary of the closing, with any remaining balance to be fully released to the Sellers upon the third anniversary of the closing.
The Sellers have agreed to refrain from transferring, hedging or otherwise disposing of the PRA restricted shares for one year. After such time, PRA has agreed to register the resale of the shares by Holdings and to maintain an effective registration statement for the shares for a period of up to one year after the registration statement becomes effective.
PRA’s press release dated July 24, 2006 announcing the consummation of the PBR acquisition is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 2.02 Results of Operations and Financial Condition
On July 26, 2006, PRA issued a press release announcing its operating and financial results for the quarter ended June 30, 2006. A copy of the press release is furnished herewith as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
     (a) Financial Statements of Businesses Acquired
The required financial statements will be filed by amendment to this Current Report on Form 8-K no later than October 6, 2006.
     (b) Pro forma Financial Information
The required pro forma financial information will be filed by amendment to this Current Report on Form 8-K no later than October 6, 2006.
     (c) Not applicable

(d) Exhibits

Exhibit No.	Description of Exhibit
2.1	Share and Loan Note Purchase Agreement by and among PRA International, Colomera Investments B.V., PBR Holdings SA and Pharma Bio-Research Metaholdings B.V., dated June 18, 2006. The schedules to the Share Purchase Agreement are omitted but will be furnished to the Securities and Exchange Commission supplementally upon request.

2.2	Amendment of the Share and Loan Note Purchase Agreement by and among PRA International, Colomera Investments B.V., PBR Holdings SA and Pharma Bio-Research Metaholdings B.V., dated July 21, 2006.

99.1	Press release dated July 24, 2006.

99.2	Press release dated July 26, 2006 (furnished pursuant to Item 2.02; not “filed” for purposes of Section 18 of the Exchange Act).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRA INTERNATIONAL
Date: July 26, 2006	By:	/s/ Spiro Fotopoulos
Spiro Fotopoulos
Vice President, Legal Affairs